                                                                    EXHIBIT 3.3


                          CERTIFICATE OF INCORPORATION

                                       OF

                            CALICHE PIPELINE COMPANY

                                   --ooOoo--

         1.      The name of the corporation is

                          Caliche Pipeline Company

         2. The address of its registered office in the State of Delaware is Corporation Trust Center No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is THE CORPORATION TRUST COMPANY.

         3. The nature of the business or purposes to be conducted or promoted is:

                 To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

         5.A.    The name and mailing address of each incorporator is as
follows:

                 NAME                               MAILING ADDRESS
                 ----                               ---------------
                 V. A. Brookens                    Corporation Trust Center
                                                   1209 Orange Street
                                                   Wilmington, Delaware 19801

                 M. C. Kinnamon                    Corporation Trust Center
                                                   1209 Orange Street
                                                   Wilmington, Delaware 19801

                 T. L. Ford                        Corporation Trust Center
                                                   1209 Orange Street
                                                   Wilmington, Delaware 19801

         5.B.    The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

                 NAME                                       MAILING ADDRESS
                 ----                                       ---------------
                 Curtis W. Mewbourne                        P. 0. Box 7698
                                                            Tyler, Texas 75711

                 Julie Mewbourne                            P. 0. Box 7698
                                                            Tyler, Texas 75711

                 Dorothy Elizabeth Mewbourne Cuenod         P. 0. Box 7698
                                                            Tyler, Texas 75711

                 Ruth Ann Mewbourne Buckley                 P. 0. Box 7698
                                                            Tyler, Texas 75711

                 John A. Warner                             608 Rosemont Place
                                                            Tyler, Texas 75701

                 A. W. Riter, Jr.                           403 Bluebonnet
                                                            Tyler, Texas 75701

         6.      The corporation is to have perpetual existence.

         7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                 To make, alter or repeal the By-Laws of the corporation.

         8. Elections of directors used not be by written ballot unless the By-Laws of the corporation shall so provide.

                 Meetings of stockholders may be bald within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation.

                 9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                 10. Directors of the corporation shall not be liable to the corporation or its stockholders for damages for breach of fiduciary duty, unless such breach involves a breach of a duty of loyalty, acts or omission to in good faith or which involve intentional misconduct or a knowing violation of law or involve unlawful payment of dividends or unlawful stock purchases or redemptions, or involve a transaction from which the director derived an improper personal benefit.

                 WE THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying this is our act and dead and the facts herein stated are true, and accordingly have hereunto set our hands this 23rd day of March 1990.


                                                 V. A. Brookens
                                                 -----------------------------
                                                 V. A. Brookens


                                                 M. C. Kinnamon
                                                 -----------------------------
                                                 M. C. Kinnamon


                                                 T. L. Ford
                                                 -----------------------------
                                                 T. L. Ford

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                           CALICHE PIPELINE COMPANY

     CALICHE PIPELINE COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of said corporation, at a meeting duly convened and held, adopted the following resolution:

     RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article 1. of the Certificate of Incorporation be amended to read as follows:

         1.       The name of the corporation is:

                      MEWBOURNE DEVELOPMENT CORPORATION

     SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Curtis W. Mewbourne, President, and attested by Michael F. Shepard, Secretary, this 4th day of August, 1992.


                                        /s/ Curtis Mewbourne
                                        ----------------------------
                                        President

Attested by:

/s/ Michael F. Shepard
--------------------------
Secretary

                      CERTIFICATES OF OWNERSHIP AND MERGER

                                    MERGING

                              TEXAS PACIFIC CORP.

                                      INTO

                       MEWBOURNE DEVELOPMENT CORPORATION

                       ----------------------------------

                         Pursuant to Section 253 of the
                        Delaware General Corporation Law

                       ----------------------------------


         Mewbourne Development Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: That the corporation owns 1,000 shares of common stock, par value $ 1.00 per share, of Texas Pacific Corp., a Delaware corporation ("TPC"), which represents all of the issued and outstanding capital stock of TPC.

         SECOND: That the Corporation, by resolutions of its Board of Directors, duly adopted as of the 15th day of September, 1992, determined to merge TPC with and into the Corporation (the "Merger"). A copy of such resolutions setting forth the plan of Merger is attached as Exhibit A to this Certificate of Ownership and Merger.

         THIRD: That the registered office of the surviving corporation in the jurisdiction under whose laws it is incorporated is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

        FOURTH: That the approval of the plan of Merger was duly authorized by all action required by the laws under which each of TPC and the Corporation was organized and by its constituent documents.

        FIFTH: That the laws of the State of Delaware, the state of incorporation of each of the Corporation and TPC, permit the Merger.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed on its behalf as of September 15, 1992, to be effective upon filing with the Secretary of State of Delaware.

                                    MEWBOURNE DEVELOPMENT CORPORATION

                                    By:/s/ Curtis Mewbourne
                                       ---------------------------------
                                        Curtis Mewbourne
                                        President

                                    By:/s/ Michael F. Shepard
                                       ---------------------------------
                                        Michael F. Shepard
                                        Secretary

THE STATE OF TEXAS        Section

COUNTY OF SMITH           Section

        Before me, a notary public, on this day personally appeared Curtis Mewbourne and Michael F. Shepard, President and Secretary, respectively, of Mewbourne Development Corporation, known (or proved) to me to be the persons and officers whose names are subscribed to the above instrument and, being by me first duly sworn, declared that the statements therein contained are true and correct and that they executed the same for the purposes therein expressed and in the capacities therein stated as the act and deed of said corporation.

        Given under my hand and seal of office this 14th day of September, 1992.

                                        /s/ Barbara Dormsom
                                       ---------------------------------
                                        Notary Public in and for the State of
                                        Texas

                                        My commission Expires: 8-31-96

(Seal)

                                   EXHIBIT A

                                       TO

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                              TEXAS PACIFIC CORP.

                                      INTO

                       MEWBOURNE DEVELOPMENT CORPORATION

         Pursuant to Section 141(f) of the General Corporation Law of Delaware, the undersigned, being all of the members of the board of directors of Mewbourne Development Corporation, a Delaware corporation (the
"Corporation"), do hereby consent to and approve the adoption of the following resolutions and each and every action effected thereby:

         WHEREAS, the Corporation owns all of the issued and outstanding capital stock of Texas Pacific Corp., a Delaware corporation ("TPC"); and

         WHEREAS, the Corporation, as the sole stockholder of TPC, desires to effect a merger of TPC with and into the Corporation (the "Merger") pursuant to the Delaware General Corporation Law;

         NOW, THEREFORE, BE IT RESOLVED, that TPC merge itself, with and into the Corporation, which, at the Effective Time (as hereinafter defined), will assume all of the obligations of TPC.

         FURTHER RESOLVED, that the terms and conditions of the Merger shall be as follows:

                1. Merger. At the Effective Time, pursuant to the provisions of Section 253 of the Delaware General
         Corporation Law and other provisions relating thereto TPC shall be merged with and into the Corporation, the separate existence of TPC shall cease, and the Corporation, as the surviving corporation (the "Surviving Corporation"), shall continue to exist by virtue of, and shall be governed by, the laws of the State of Delaware.

                2.      Effective Time of Merger. A Certificate Of
         Ownership and Merger setting forth the information required by, and otherwise in compliance with, the Delaware General Corporation Law shall be delivered for filing to the Secretary of State of Delaware, and the Merger shall become effective upon the completion of the filing of such executed Certificate of Ownership and Merger with the Delaware Secretary of State (the time of such effectiveness is herein called the "Effective Time"),

                3. Effect of Merger. At the Effective Time, the Corporation, without further action, as provided by the laws of the State of Delaware shall succeed to and possess all the rights, privileges, powers and franchises, of a public as well as of a private nature, of TPC and shall be subject to TPC's restrictions, disabilities and duties; and all property, real, personal and mixed, and all debts due on whatsoever account, including subscriptions to shares, and all other choses in action, and all and every other interest, of or belonging to or due to TPC, shall be deemed to be vested in the Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in TPC or the Corporation shall not revert or be in any way impaired by reason of the Merger. Such transfer to and vesting in the Corporation shall be deemed to occur by operation of law, and no consent or approval of any other person shall be required in connection with any such transfer or vesting unless such consent or approval is specifically required in the event of merger or consolidation by law or express provision in any contract, agreement, decree, order or other instrument to which the Corporation or TPC is a party or by which either of them is bound. The Corporation shall thenceforth be responsible and liable for all debts, liabilities and duties of TPC, which may be enforced against the Corporation to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. Neither the rights of creditors nor any liens upon the property of TPC or the Corporation shall be impaired by the Merger.

                4.      Certificate of Incorporation; Bylaws.

                        (a) In accordance with Section 253 of the Delaware General Corporation Law, the Certificate of Incorporation of the Corporation shall be the Certificate of Incorporation of the Surviving Corporation, until the same shall thereafter be amended or restated in accordance with law.

                        (b) The Bylaws of the Corporation shall be the Bylaws of the Surviving Corporation, until the same shall be amended in accordance with law.

                5. Manner and Basis of Converting Shares. The manner and basis of converting or exchanging shares of stock of each of the Corporation and TPC into shares of stock of the Surviving Corporation shall be as follows:

                        (a)      Each share of capital stock of TPC
         which shall be outstanding immediately prior to the Effective
         Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired, all certificates representing such shares shall be cancelled and no cash or securities or other property shall be issued in the Merger in respect thereof.

                        (b)      Each share of common stock, par
         value $1.00 per share, of the Corporation which shall be outstanding immediately prior to the Effective Time shall continue to represent one share of common stock, par value $ 1.00 per share, of the Surviving Corporation.

                6. Directors. Effective as of the Effective Time, the directors of the Corporation shall be the directors of the Surviving Corporation, each to serve until his successor has been duly elected or appointed and qualified or until his earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and the Delaware General Corporation Law.

                7. Officers. Effective as of the Effective Time, the officers of the Corporation shall be the officers of the Surviving Corporation, each to serve until his successor has been duly elected or appointed and qualified or until his earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and the Delaware General Corporation Law.

                FURTHER RESOLVED, that the proper officers of the Corporation be, and they hereby are, directed to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions and the date of adoption thereof and to cause the same to be filed with the Office of the Secretary of State of the State of Delaware and to do all acts and things whatsoever which may be in any way necessary or proper to effect the Merger.

                         PLAN AND AGREEMENT OF MERGER
                By Merger of Caliche Pipeline Company, a Texas
                Corporation into Caliche Pipeline Company, a
                Delaware Corporation under the name of "Caliche
                Pipeline Company"

         This Plan and Agreement of Merger is between Caliche Pipeline Company, a Delaware corporation, as prescribed by the General Corporation Law of the State of Delaware, and Caliche Pipeline Company, a Texas Corporation, as prescribed by the Texas Business Corporation Act.

         1. The names of the corporations proposing to merge are Caliche Pipeline Company, a Delaware Corporation (Charter No. 730082013) and Caliche Pipeline Company, a Texas Corporation (Charter No. 630685).

         2. The name of the corporation into which they propose to merge, which is hereinafter designated as the Surviving Corporation, is Caliche Pipeline Company, a Delaware Corporation.

         3. The proposed merger shall be consummated because the boards of directors of the corporations proposing to merge deem it desirable and in the best interest of the corporations and shareholders that the merger take place to obtain the benefits of the favorable corporate laws of the State of Delaware.

         4.      The terms and conditions of the proposed merger are as follows:

                 (a) The effective date of the proposed merger is March 30, 1990.

                 (b) Upon the effective date of the merger, the separate corporate existence of Caliche Pipeline Company, a Texas Corporation, shall cease; and the Surviving Corporation shall become the owner, without other transfer, of all the rights and property of Caliche Pipeline Company, a Texas Corporation, and shall become subject to all debts and liabilities of Caliche Pipeline

                    Company, a Texas corporation, in the same manner as if the Surviving Corporation had itself incurred them.

         5. The manner and basis of exchanging the shares of Caliche Pipeline Company, a Texas corporation, for shares of the Surviving Corporation is that each issued and outstanding share of $1.00 par value common stock of Caliche Pipeline Company, a Texas corporation, shall be surrendered to the Surviving Corporation which shall issue a share of the $1.00 par value common stock of the Surviving Corporation in exchange.

         6. No changes in the articles of incorporation of the Surviving Corporation shall be effected by the proposed merger.

         7. The directors of either constituent corporation may, in their discretion, abandon this merger, subject to the rights of third parties under and contracts relating thereto, without further action or approval by the merger has been completed.

         8.       Caliche Pipeline Company, a Delaware corporation, agrees:

                 (a) That it may be served with process in the State of Texas in any proceeding for the enforcement of any obligation of the Texas Corporation being merged under these Articles and in any proceeding for the enforcement of the rights of a dissenting shareholder of the Texas Corporation against the Foreign Corporation.

                 (b) To appoint irrevocably the secretary of state of Texas as its agent to accept service of process in any proceeding described in Subparagraph (a); and

                 (c) That it will promptly pay to the dissenting shareholders of the Texas Corporation the amount, if any, to which they shall be entitled under the provisions of the Texas Business Corporation Act with respect to the rights of dissenting shareholders.

Dated: March 31, 1990

                                CORPORATIONS:

                                Caliche Pipeline Company,
                                a Delaware Corporation

                                By:/s/ Curtis Mewbourne
                                   ----------------------------
                                Its: President
                                   ----------------------------
                                Caliche Pipeline Company,
                                a Texas corporation

                                By:/s/ Curtis Mewbourne
                                   ----------------------------
                                Its:President
                                   ----------------------------

Attest:/s/ Michael F. Shepard
      ------------------------
       Michael F. Shepard
       Secretary, Caliche
       Pipeline Company,
       a Delaware corporation

Attest:/s/ Michael F. Shepard
      ------------------------
       Michael F. Shepard
       Secretary, Caliche
       Pipeline Company,
       a Texas corporation

                                 CERTIFICATION

         I certify that all outstanding stock of the corporation entitled to vote was voted in favor of this Plan and Agreement of Merger.

                                        /s/ Michael F. Shepard
                                        ------------------------------------
                                        Michael F. Shepard, Secretary
                                        Caliche Pipeline Company,
                                        a Delaware corporation

                                 CERTIFICATION

         I certify that all outstanding stock of the corporation entitled to vote was voted in favor of this Plan and Agreement of Merger.

                                        /s/ Michael F. Shepard
                                        ------------------------------------
                                        Michael F. Shepard, Secretary
                                        Caliche Pipeline Company,
                                        a Delaware corporation